News Release

Apollo Group, Inc.
4615 E. Elwood St.
Phoenix, AZ 85040
(800) 990-APOL
(480) 379-3503 fax
Internet:
www.apollogrp.edu
www.phoenix.edu
www.ipd.org
www.fp.edu
www.wintu.edu

Company Contact:
Kenda B. Gonzales
Chief Financial Officer
(800) 990-APOL
Email:

kenda.gonzales@apollogrp.edu

Investor Relations Contact:
Janess Pasinski
Apollo Group, Inc.

(800) 990-APOL
Email:

janess.pasinski@apollogrp.edu

Press Contact:
Ayla Dickey
Apollo Group, Inc
(480) 557-2952
Email:

ayla.dickey@apollogrp.edu

APOLLO GROUP, INC. REPORTS BUSINESS OUTLOOK
FOR FISCAL 2005

Phoenix, Arizona, August 25, 2004 — Apollo Group, Inc. (Nasdaq:APOL) today provided its business outlook for the first quarter of fiscal 2005 ending November 30, 2004 and the fiscal year ending August 31, 2005.

We are pleased to report that we expect degree enrollments at local campuses to grow between 12% and 13% over the prior year at the end of the first quarter of fiscal 2005. In addition, we expect online degree enrollments to grow in excess of 40% over the prior year at the end of the first quarter of fiscal 2005.

Apollo Group, Inc.

•	We expect revenue for the quarter ending November 30, 2004 to be between $529 million and $532 million and to be between $2.285 billion and $2.288 billion for fiscal 2005.

•	Operating margin is expected to be between 32.5% and 33.0% for the quarter ending November 30, 2004 and to be between 32.5% and 33.0% for fiscal 2005.

Excluding non-cash charges related to the conversion of University of Phoenix Online stock options into Apollo Education Group Class A stock options anticipated to be recognized in the fourth quarter of fiscal 2005, diluted earnings per share are expected to be $.56 for the quarter ending November 30, 2004 and to be $2.40 for fiscal 2005.

The company will hold a conference call to discuss this business outlook at 4:30 PM Eastern time, 1:30 PM Phoenix time, on Wednesday, August 25, 2004. The call may be accessed by dialing (877) 292-6888 (domestic) or (706) 634-1393 (international). The conference ID number is 9407796. A live webcast of this event may be accessed by visiting the company website at www.apollogrp.edu. A replay of the call will be available on our website or at (706) 645-9291 (conf. ID #9407796) until September 17, 2004.

Apollo Group, Inc. has been providing higher education programs to working adults for over 25 years. Apollo Group, Inc. operates through its subsidiaries The University of Phoenix, Inc., Institute for Professional Development, The College for Financial Planning Institutes Corporation, and Western International University, Inc. The consolidated enrollment in its educational programs makes it the largest private institution of higher education in the United States. It offers educational programs and services at 78 campuses and 133 learning centers in 38 states, Puerto Rico and Vancouver, British Columbia. Combined degree enrollment was 239,300 students as of May 31, 2004.

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For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the company web site at: www.apollogrp.edu .

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Apollo Group, Inc. claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release relate, among other matters, to the business outlook of Apollo Group, Inc. and University of Phoenix Online.

Forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of Apollo Group, Inc. and University of Phoenix Online to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Apollo Group, Inc.’s or University of Phoenix Online’s results and cause them to materially differ from those contained in the forward-looking statements include:

•	the failure to maintain or renew required regulatory approvals, accreditation or state authorizations;

•	the failure to obtain authorizations from states in which University of Phoenix does not currently provide degree programs;

•	the failure to obtain the Higher Learning Commission’s approval for University of Phoenix to operate in new states;

•	any adverse changes in student enrollment;

•	risk factors and cautionary statements made in Apollo Group, Inc.’s Annual Report on Form 10-K for the period ended August 31, 2003; and

•	other factors that Apollo Group is currently unable to identify or quantify, but may arise or become known in the future.

These forward-looking statements are based on estimates, projections, beliefs, and assumptions of Apollo Group, Inc. and its management and speak only as of the date made and are not guarantees of future performance. Apollo Group, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. You are advised, however, to consult any further disclosures Apollo Group, Inc. makes in its reports filed with the Securities and Exchange Commission.